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                                                                    EXHIBIT 3.47

[SEAL]

                          CERTIFICATE OF INCORPORATION

                                       OF

                             KAGAN WORLD MEDIA, INC.

     THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST:    The name of the Corporation is KAGAN WORLD MEDIA, INC.
     (hereinafter, the "Corporation").

     SECOND:   The registered office of the Corporation is to be located at The
Prentice-Hall Corporation System, Inc., 229 South State Street, Dover, County of Kent, Delaware 19901. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:   The total number of shares of all classes of stock which the
Corporation is authorized to issue is Three Thousand (3000) shares, consisting entirely of Common Stock, of no par value ($0.00) per share.

     FIFTH:    The name and mailing address of the sole incorporator is:

        Name                    Address
        ----                    -------
     Paula A. Day         721 Lighthouse Avenue
                          P.O. Box 607
                          Pacific Grove, CA 93950

     SIXTH:    The election of directors need not be by written ballot unless the By-laws so provide.

     SEVENTH: The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to

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make, alter, amend or repeal the By-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

     EIGHTH:   Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class value of the creditors or class of creditors and/or of the stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     NINTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     TENTH:    The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     ELEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented,

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indemnify any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of July 1989.


                                                      /s/ Paula A. Day
                                                      --------------------------
                                                      Paula A. Day,
                                                      Sole Incorporator
                                                      721 Lighthouse Ave.
                                                      P.O. Box 607
                                                      Pacific Grove, CA 93950

ArtInc.kwm

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